EXHIBIT 23-  CONSENT OF INDEPENDENT AUDITORS

We consent to the incorporation by reference in the Registration Statement (Form S-8) pertaining to the Deferred Compensation Plan of the SCI Systems, Inc. Employee Financial Security Program of our report dated August 31, 1994, with respect to the financial statements of the Deferred Compensation Plan of the SCI Systems, Inc. Employee Financial Security Program included in this annual Report (Form 11-K) for the year ended December 31, 1993.

																																													Ernst & Young LLP

Birmingham, Alabama
December 8, 1994